                                                                      EXHIBIT-j

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and all references to our Firm) included in or made part of this Registration Statement (File No. 333-02381) for The Hartford Mutual Funds, Inc. (consisting of The Hartford Global Communications Fund, The Hartford Global Financial Services Fund, The Hartford Global Health Fund, The Hartford Global Technology Fund, The Hartford Small Company Fund, The Hartford Capital Appreciation Fund, The Hartford MidCap Fund, The Hartford International Small Company Fund, The Hartford International Capital Appreciation Fund, The Hartford International Opportunities Fund, The Hartford Global Leaders Fund, The Hartford MidCap Value Fund, The Hartford Value Fund, The Hartford Focus Fund, The Hartford Stock Fund, The Hartford Focus Growth Fund, The Hartford Growth Fund, The Hartford Growth and Income Fund, The Hartford Dividend and Growth Fund, The Hartford Advisers Fund, The Hartford High Yield Fund, The Hartford Bond Income Strategy Fund, and The Hartford Money Market Fund) on Form N-1A.

                                                         /s/ Arthur Andersen LLP

Hartford, Connecticut
April 27, 2001